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                                                                    EXHIBIT 99.3

[SHEFFIELD LOGO]
                                  NEWS RELEASE


For further information contact:

Thomas M. Fitzgerald, President and CEO
Sheffield Pharmaceuticals, Inc.
(585) 292-0310


FOR IMMEDIATE RELEASE



            SHEFFIELD AMENDS AND RESTATES $475,000 OF UNSECURED DEBT



ROCHESTER, NY - JANUARY 24, 2003 - Sheffield Pharmaceuticals, Inc. (AMEX:SHM) today announced that it has successfully negotiated the amendment and restatement of all of the $475,000 of promissory notes related to its unsecured debt issued on September 6, 2002 with certain shareholders of the Company.

The amended and restated promissory notes (the "Amended Notes") provide for interest at the rate of 7% per annum and mature on May 15, 2003. Upon maturity of $225,000 of the notes, the Company will repay principal and accrued interest on each Amended Note, and at the Company's discretion, either a premium of approximately 14% of the principal amount, or issue a warrant to purchase the number of shares of Sheffield common stock equal to the principal amount each Amended Note. Any warrants issued under the Amended Notes will have an exercise price of $.19 per share, the closing price of the Company's common stock on the closing date of the Amended Notes. Upon maturity of $250,000 of the Amended Notes, the Company will repay principal and accrued interest on each Amended Note, and at the Company's discretion, either a premium of approximately 28% of the principal amount, or issue warrants to purchase an aggregate of 500,000 shares of the Company's common stock, of which 250,000 shares will have an exercise price of $.60 per share, and 250,000 shares will have an exercise price of $.19 per share.

Upon amending and restating certain of these notes, the Company issued to certain noteholders warrants to purchase a total of 225,000 of the Company's common stock at an exercise price of $.60 per share.

Sheffield Pharmaceuticals, Inc. provides innovative, cost-effective pharmaceutical therapies by combining state-of-the-art pulmonary drug delivery technologies with existing and emerging therapeutic agents. Sheffield is developing a range of products to treat respiratory and systemic diseases using pressurized metered dose, solution-based and dry powder inhaler and formulation technologies, including its proprietary Premaire(R) Delivery System and Tempo(TM) Inhaler. Sheffield focuses on improving clinical outcomes with patient-friendly alternatives to inconvenient or sub-optimal methods of drug administration. Investors can learn more about Sheffield Pharmaceuticals on its Web site at www.sheffieldpharm.com.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the Company's actual results could differ materially from the results anticipated in the forward-looking statements included in this press release. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties contained in the Company's Form 10-Q for the quarter ended September 30, 2002, and other documents filed by the Company with the Securities and Exchange Commission. The risks and uncertainties that could cause actual results to differ materially from the forward-looking statements include the difficulties of a development stage pharmaceutical company raising substantial additional capital (through financings or otherwise) in the current environment to fund its operations and the progress of development, government and regulatory approvals and licensing/commercialization of the Company's technologies. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.





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